UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 31, 2025

NATURE’S MIRACLE HOLDING INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41977	88-3986430
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3281 E. Guasti Road, Suite 175 Ontario, CA 91761	91761
(Address of registrant’s principal executive office)	(Zip code)

(909) 218-4601

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Securities registered pursuant to Section 12(g) of the Act:

Title for each class	Trading Symbol(s)
Common Stock, par value $0.0001 per share	NMHI
Warrants to purchase Common Stock, at an exercise price of $11.50 per share	NMHIW

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers

On February 28, 2026, Zhiyi (Jonathan) Zhang notified Nature’s Miracle Holdings, Inc. (the “Company”) of his decision to resign from his position as President of the Company, effective as of such date, and from the board of directors of the Company (the “Board”) and the committees thereof, effective as of December 31, 2025. In connection with Mr. Zhang’s departure from the Company, Jinlong (Frank) Du has been appointed by the Board to Mr. Zhang’s former positions, as previously disclosed in the Company’s current report on Form 8-K filed on February 9, 2026. Mr. Zhang’s resignation was not because of any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (formatted in Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 13, 2026

NATURE’S MIRACLE HOLDING INC.

By:	/s/ Tie (James) Li
Name:	Tie (James) Li
Title:	Chief Executive Officer

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